UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2012

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

810 Seventh Avenue, 35th Floor, New York, New York,	10019
(Address of principal executive offices)	(Zip Code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Delcath Systems, Inc.,” “Delcath,” “Company,” “we,” “us” and “our” refer to Delcath Systems, Inc., unless the context otherwise provides.

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2012, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Terrapin Opportunity, L.P. (“Terrapin”). A copy of the press release issued by us on December 5, 2012 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Terrapin is committed to purchase up to $35,000,000 of our common stock over the 24-month term of the Purchase Agreement, provided that, except as otherwise provided in the Purchase Agreement, in no event may we sell under the Purchase Agreement more than 15,015,343 shares of our common stock (the “Trading Market Limit”), which is equal to one share less than twenty percent of our outstanding shares of common stock on the effective date of the Purchase Agreement. The Trading Market Limit will not be applicable to the extent (and only for so long as) the average purchase price of all common stock issued by us to Terrapin equals or exceeds $1.46 per share (subject to adjustment), which represents the consolidated closing bid price per share of our common stock as reported on the NASDAQ Global Market on the effective date of the Purchase Agreement. From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Terrapin with draw down notices (each a “Draw Down Notice”) to purchase an aggregate dollar amount of our common stock (a “Draw Down Amount”) over ten consecutive trading days or such other period mutually agreed upon by us and Terrapin (the “Draw Down Period”), with each draw down subject to limitations based on the price of our common stock and a limit of 4.9% of our market capitalization at the time of such draw down. We are able to present Terrapin with up to 24 Draw Down Notices during the term of the Purchase Agreement, with only one such Draw Down Notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period.

Once presented with a Draw Down Notice, Terrapin is required to purchase a pro rata portion of the Draw Down Amount on each trading day during the Draw Down Period on which the daily volume weighted average price for our common stock equals or exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares will equal the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount ranging from 3.60% to 5.80%, based on the trading price of our common stock. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Terrapin will not be required to purchase the pro rata portion of the Draw Down Amount allocated to that day. However, at its election, Terrapin may buy the pro rata portion of the Draw Down Amount allocated to that day at the threshold price less the discount described above.

The Purchase Agreement also provides that, from time to time and at our sole discretion, we may grant Terrapin the right to exercise one or more options to purchase additional shares of our common stock during each Draw Down Period for an amount of shares specified by us based on the trading price of our common stock. Upon Terrapin’s exercise of such an option, we would sell to Terrapin the shares of our common stock subject to the option at a price per share equal to the greater of the daily volume weighted average price of our common stock on the day Terrapin notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount ranging from 3.60% to 5.80%, based on the trading price of our common stock.

We have agreed to indemnify and hold harmless Terrapin, its directors, officers, employees, partners and affiliates, and each person who controls Terrapin, against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to pay up to $35,000 of Terrapin’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Terrapin in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Terrapin on the applicable settlement date, and such failure continues for ten trading days, we will pay Terrapin as partial damages, cash or restricted shares of our common stock, at the option of Terrapin.

Terrapin has agreed to indemnify and hold harmless us and each of our directors, officers, employees, affiliates and persons who control us against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Terrapin to us for inclusion in a prospectus or prospectus supplement related to this transaction.

We and Terrapin have agreed that no shares of common stock may be issued to Terrapin pursuant to the Purchase Agreement to the extent that the issuance of such shares of common stock would result in the beneficial ownership by Terrapin of more than 9.9% of our then issued and outstanding shares of common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended and Rule 13d-3 promulgated thereunder).

The foregoing descriptions of the Purchase Agreement are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

We have also entered into a placement agency agreement with Financial West Group, member FINRA/SIPC (“FWG”), pursuant to which FWG agreed to act as the placement agent in connection with the sale of shares of our common stock to Terrapin. Subject to our and FWG’s receipt of written confirmation from the Financial Industry Regulatory Authority, Inc. (“FINRA”), to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby, we will pay FWG a placement fee of $1,500 upon each completed sale of our common stock to Terrapin under the Purchase Agreement, as compensation for its services in acting as placement agent in the sale of our common stock to Terrapin. We have also agreed to indemnify and hold harmless FWG against certain liabilities, including liabilities under the Securities Act, and to pay up to $15,000 in the aggregate for FWG’s reasonable attorneys’ fees and expenses incurred in connection with the preparation of certain FINRA filings required to be made by FWG in connection with the transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Common Stock Purchase Agreement between Delcath Systems, Inc. and Terrapin Opportunity, L.P. dated December 5, 2012.

99.1	Press Release of Delcath Systems, Inc., dated December 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2012	Delcath Systems, Inc.

	By:	/s/ Peter J. Graham
Name: Peter J. Graham
Title: Executive Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Common Stock Purchase Agreement between Delcath Systems, Inc. and Terrapin Opportunity, L.P. dated December 5, 2012.

99.1	Press Release of Delcath Systems, Inc., dated December 5, 2012.